Exhibit 99.2

FORM OF PRELIMINARY PROXY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at [            ].

DETACH AND RETURN THIS PORTION ONLY

FORBES ENERGY SERVICES LTD.

SPECIAL MEETING OF THE STOCKHOLDERS

[DATE]

THIS PROXY IS SOLICITED BY THE BOARD

The stockholder hereby appoint(s) John E. Crisp and L. Melvin Cooper, or either of them, as proxies, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all shares of common stock of Forbes Energy Services Ltd. that the stockholder(s) are entitled to vote at the Special Meeting of the Stockholders to be held at [TIME] Central Time on [DATE], at [LOCATION], and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED AND, IN THE DISCRETION OF JOHN E. CRISP AND L. MELVIN COOPER, ON ANY OTHER ITEMS THAT ARE PRESENTED AT THE SPECIAL MEETING. AT THE PRESENT TIME, THE FORBES ENERGY SERVICES LTD. BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side

FORBES ENERGY SERVICES LTD. 3000 SOUTH BUSINESS HIGHWAY 281 ALICE, TX 78332 ATTN: L. MELVIN COOPER

VOTE BY INTERNET – [●]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – [●]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 1171].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

FORBES ENERGY SERVICES LTD.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.  Proposal to adopt the Agreement and Plan of Merger, dated as of December 18, 2019, as amended on February 20, 2020, among Superior Energy Services, Inc., New NAM, Inc., Forbes Energy Services Ltd. (“Forbes”), Arita Energy, Inc. (formerly known as Spieth Newco, Inc.), Spieth Merger Sub, Inc., and Fowler Merger Sub, Inc., a copy of which is attached as Annex A and Annex A-1 and incorporated into this proxy statement/prospectus.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Proposal to authorize an amendment to the Forbes certificate of incorporation to increase the authorized number of shares of Forbes common stock to four hundred million (400,000,000) shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve, on an advisory (non-binding) basis, specified compensation that may be received by Forbes’ named executive officers in connection with the mergers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

For address change/comments, mark here.  ☐

(see reverse for instructions)

Please indicate if you plan to attend this meeting	YES ☐	NO ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature/Title (Joint Owners)	Date